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EXHIBIT 10.8

FORM OF SALE PARTICIPATION AGREEMENT

        Dated as of January 30, 2001

Dear                        :

        You have entered into a Management Stockholder's Agreement, dated as of    , 2001 between K-L Holdings, Inc., a Delaware corporation ("the Company"), and you (the "Stockholder's Agreement") relating to the purchase from the Company of shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock"). The undersigned, KKR Partners II, L.P. and KKR 1996 Fund L.P., each a Delaware limited partnership (each a "KKR Partner" and together, "KKR Partners"), also have purchased shares of Common Stock and hereby agree with you as follows, effective upon such purchase of Common Stock by you:

        1.     In the event that at any time KKR Partners proposes to sell for cash or any other consideration any shares of Common Stock owned by it, in any transaction other than a Public Offering (as defined in the Stockholder's Agreement) or a sale to an affiliate of KKR Partners the KKR Partners will notify you or your Purchaser's Estate or Purchaser's Trust (as such terms are defined in Section 2 of the Stockholder's Agreement), as the case may be, in writing (a "Notice") of such proposed sale (a "Proposed Sale") and the material terms of the Proposed Sale as of the date of the Notice (the "Material Terms") promptly, and in any event not less than 15 days prior to the consummation of the Proposed Sale and not more than 5 days after the execution of the definitive agreement relating to the Proposed Sale, if any (the "Sale Agreement"). If within 10 days of your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, receipt of such Notice the KKR Partner receives from you or your Purchaser's Estate or Purchaser's Trust, as the case may be, a written request (a "Request") to include Common Stock held by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, in the Proposed Sale (which Request shall be irrevocable unless (a) there shall be a material adverse change in the Material Terms or (b) if otherwise mutually agreed to in writing by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, and the KKR Partner), the Common Stock held by you will be so included as provided herein; provided that only one Request, which shall be executed by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, may be delivered with respect to any Proposed Sale for Common Stock held by you or your Purchaser's Estate or Purchaser's Trust. Promptly after the execution of the Sale Agreement, the KKR Partner will furnish you, your Purchaser's Trust or your Purchaser's Estate with a copy of the Sale Agreement, if any.

        2.     (a) The maximum number of shares of Common Stock which you or your Purchaser's Estate or Purchaser's Trust, as the case may be (collectively, the "Purchaser Entities"), will be permitted to include in a Proposed Sale pursuant to a Request will be the number of shares of Common Stock then held by the Purchaser Entities, including all shares of Common Stock which the Purchaser Entities are then entitled to acquire under an unexercised Option, to the extent then exercisable or would become exercisable as a result of the consummation of the Proposed Sale, multiplied by a fraction, the numerator of which is the number of shares of Common Stock being sold by KKR Partners and any investment partnerships and investment limited liability companies affiliated with KKR Partners and the denominator of which is the aggregate number of shares of Common Stock owned by KKR Partners and any investment partnerships and investment limited liability companies affiliated with KKR Partners.

          (b)   If one or more holders of shares of Common Stock who have been granted the same rights granted to the Purchaser Entities hereunder elect not to include the maximum number of shares of Common Stock which such holders would have been permitted to include in a Proposed Sale (the "Eligible Shares"), KKR Partners, or such remaining holders of shares of Common Stock, or any of them, may sell in the Proposed Sale a number of additional shares of Common Stock owned by any of them equal to their pro rata portion of the number of Eligible Shares not included in the Proposed Sale, based on the relative number of shares of Common Stock then held by each such holder, and such additional shares of Common Stock which any such holder or holders propose to sell shall not be included in any calculation made pursuant to the first sentence of this Paragraph 2 for the purpose of determining the number of shares of Common Stock which the Purchaser Entities will be permitted to include in a Proposed Sale. KKR Partners or any of them, may sell in the Proposed Sale additional shares of Common Stock owned by any of them equal to any remaining Eligible Shares which will not be included in the Proposed Sale pursuant to the foregoing.

        3.     Except as may otherwise be provided herein, shares of Common Stock subject to a Request will be included in a Proposed Sale pursuant hereto and in any agreements with purchasers relating thereto on the same terms and subject to the same conditions applicable to the shares of Common Stock which the KKR Partner proposes to sell in the Proposed Sale. Such terms and conditions shall include, without limitation: the pro rata reduction of the number of shares of Common Stock to be included in the Proposed Sale if required by the party proposing such Sale, the sale price; the payment of fees, commissions and expenses; the provision of, and representation and warranty as to, information reasonably requested by the KKR Partner covering matters regarding your ownership of shares; and the provision of requisite indemnification; provided that any indemnification provided by you, your Purchaser's Estate or your Purchaser's Trust shall be pro rata in proportion with the number of shares of Common Stock to be sold.

        4.     Upon delivering a Request, you or your Purchaser's Estate or Purchaser's Trust, as the case may be, will, if requested by the KKR Partner, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the KKR Partner with respect to the shares of Common Stock which are to be sold by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, pursuant hereto (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that you or your Purchaser's Estate or Purchaser's Trust, as the case may be, will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof) and irrevocably appoint said custodian and attorney-in-fact as your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, behalf with respect to the matters specified therein.

        5.     The Purchaser Entities' right pursuant hereto to participate in a Proposed Sale shall be contingent on the Purchaser Entities' strict compliance with each of the provisions hereof and the Purchaser Entities' respective willingness to execute such documents in connection therewith as may be reasonably requested by the KKR Partner.

        6.     In the event of a Proposed Sale pursuant to Section 1 hereof of a majority of the shares of Common Stock held by the KKR Partners, the KKR Partners may elect, by so specifying in the Notice, to require you or your Purchaser's Estate or Purchaser's Trust, as the case may be, to, and you or your Purchaser's Estate or Purchaser's Trust, as the case may be, shall, participate in such Proposed Sale to the same extent calculated pursuant to Section 2(a) above, in accordance with the terms and provisions of Sections 3 and 4 hereof.

        7.     The obligations of KKR Partners hereunder shall extend only to you or your Purchaser's Estate or Purchaser's Trust, as the case may be, and no other of your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, successors or assigns shall have any rights pursuant hereto.

        8.     This Agreement shall terminate and be of no further force and effect on the fifth anniversary of the first occurrence of a Public Offering (as defined in the Stockholder's Agreement).

        9.     All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered to the party to whom it is directed:

        If to KKR Partners, to it at the following address:

    c/o Kohlberg Kravis Roberts & Co. Ltd.
    Stirling Square
    7 Carlton Gardens
    London SW17 5AD
    England
    Attn: Todd Fisher

        with a copy to:

    Simpson Thacher & Bartlett
    Citypoint
    One Ropemaker Street
    London, England
    EC24 9HV
    Attn: Michael Wolfson, Esq.

        If to you, to you at the address first set forth above herein;

        If to your Purchaser's Estate or Purchaser's Trust, at the address provided to such partnerships by such entity;

        or at such other address as any of the above shall have specified by notice in writing delivered to the others by certified mail.

        10.   The laws of the State of Delaware (or if the Company reincorporates in another state, of that state) shall govern the interpretation, validity and performance of the terms of this Agreement. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of Delaware (or if the Company reincorporates in another state, of that state), as the KKR Partners may elect in their sole discretion, and you hereby submit to the non-exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. You hereby irrevocably waive any right which you may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority.

        11.   If KKR Partners transfers its interest in the Company to an affiliate of KKR Partners, such affiliate shall assume the obligations hereunder of KKR Partners.

        It is the understanding of the undersigned that you are aware that no Proposed Sale presently is contemplated and that such a sale may never occur.

        If the foregoing accurately sets forth our agreement, please acknowledge your acceptance thereof in the space provided below for that purpose.

Very truly yours,
KKR PARTNERS II, L.P.
	By:	KKR Associates L.P., General Partner
By:
General Partner
KKR 1996 Fund L.P.
	By:	KKR Associates 1996 L.P. its General Partner
	By:	KKR 1996 GP LLC, its General Partner
By:
General Partner
Accepted and agreed to:
By:

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FORM OF SALE PARTICIPATION AGREEMENT